EXHIBIT 10.4

AMENDMENT NO. 4
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            This Amendment No. 4 (this “Amendment’) to Amended and Restated Employment Agreement, dated and effective as of November 7, 2007 (the “Effective Date”), is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), and Joseph D. Moore (the “Executive”).

            WHEREAS, the Company and the Executive executed a certain Amended and Restated Employment Agreement dated as of September 23, 2004, as amended by Amendment No. 1 dated  as of December  1, 2004, as further amended by Amendment No. 2 dated as of December 1, 2005 and further amended by Amendment No. 3 dated as of October 1, 2007 but such Amendment No. 3 effective as of December 31, 2007 (collectively, the “EA”),  to secure the services of the Executive as the Company’s Chief Financial Officer, Treasurer and Executive Vice President; and

            WHEREAS, the Company and the Executive wish to further amend the EA to reflect the Executive’s wish to resign on November 7, 2007, as the Company’s Chief Financial Officer and Treasurer, but to retain his position as Executive Vice President.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree that the EA is further amended as follows, such amendments effective as of the Effective Date:

            1.         Defined Terms.  Except for those terms defined above, the definitions of capitalized terms used in this Amendment are as provided in the EA.

            2.         Amendment to Third “Whereas” Paragraph.  The third “Whereas” paragraph of the EA (found on page 1 of the EA) describing the current position of the Executive is deleted in its entirely and replaced with the following new “Whereas” provision reflecting the Executive’s new position as of November 7, 2007:

                                    WHEREAS, the Executive currently serves as an Executive Vice President of the Company;

            3.         Amendment to Section 3. Section 3 of the EA entitled “Position” is hereby amended by deleting the words “the Chief Financial Officer, Treasurer and” found immediately preceding the words “Executive Vice President” found in the sole sentence of this Section 3 and replacing such deleted words with the single word “an”.

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            4.         Ratification.  All other provisions of the EA remain unchanged and are hereby ratified by the Company and the Executive.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment, each as of the day and year first set forth above.

                                                                        Vanguard Health Systems, Inc.

                                                                        By:       /s/ Ronald P. Soltman
                                                                                     Ronald P. Soltman
                                                                                    Executive Vice President

                                                                        Executive:

                                                                                    /s/ Joseph D. Moore
                                                                                    Joseph D. Moore

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